Exhibit 32.2

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), I, Edward F. Lange, Jr. hereby certify, to the best of my knowledge, that the Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2004 of BRE Properties, Inc. (the “Form 10-Q/A”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of BRE Properties, Inc.

Dated: March 15, 2005	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President,
Chief Financial Officer and Secretary